EXHIBIT NUMBER 10.9

                     DIRECTORS' RETIREMENT PLAN, AS AMENDED





                                                                    Exhibit 10.9


                      Amendment Effective October 1, 1993
                             to the Medtronic, Inc.
                           Directors' Retirement Plan





The Board of Directors of Medtronic, Inc. at a meeting held June 24, 1993, amended the Medtronic, Inc. Directors' Retirement Plan, effective October 1, 1993, to replace Section 2(c) in its entirety with the following:

          2(c) Notwithstanding any contrary provisions of this Section 2, the maximum Payment Period for retirement benefits provided by this Plan shall be 20 years.